Exhibit 99.1

News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

PROCTER & GAMBLE ANNOUNCES EARLY RESULTS OF ITS DEBT TENDER OFFER;

INCREASES THE MAXIMUM TENDER AMOUNT

CINCINNATI, October 26, 2020—The Procter & Gamble Company (NYSE: PG) announced today the early results of its previously announced debt tender offer to purchase select P&G debt securities (collectively, the “Securities”).

In addition, P&G announced today that it has amended the terms of the tender offer to increase the maximum aggregate purchase price, excluding accrued interest, that P&G will pay in the tender offer from $1.5 billion to an amount that is sufficient to allow P&G to purchase the entire tendered principal amounts of the Securities in Acceptance Priority Levels 1 through 10 specified in the table below (as amended, the “Maximum Tender Amount”). P&G expects that it will pay approximately $2.0 billion to purchase those Securities that are accepted in the tender offer. The tender offer is being made solely pursuant to P&G’s Offer to Purchase, dated October 13, 2020, and the related Letter of Transmittal, as amended by this press release. Other than the increase in the Maximum Tender Amount, all other terms and conditions of the tender offer remain unchanged.

As of the Early Tender Deadline of 5:00 p.m., New York City time, on October 26, 2020, as reported by Global Bondholder Services Corporation, the tender and information agent for the tender offer, the principal amounts of the Securities listed in the table below had been validly tendered and not validly withdrawn. The withdrawal deadline of 5:00 p.m., New York City time, on October 26, 2020 has passed and, accordingly, Securities validly tendered in the tender offer may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	CUSIP/ISIN	Principal Amount Outstanding	Principal Amount Tendered	Acceptance Priority Level
8.750% Debentures due 2022	CUSIP: 742718BJ7 ISIN: US742718BJ73	$62,105,000	$50,000	1
8.000% Debentures due 2029	CUSIP: 742718AV1 ISIN: S742718AV11	$44,131,000	$2,382,000	2
8.000% Debentures due 2024	CUSIP: 742718BG3 ISIN: US742718BG35	$70,636,000	$1,001,000	3
6.450% Debentures due 2026	CUSIP: 742718BH1 ISIN: US742718BH18	$110,611,000	$5,141,000	4
5.800% Notes due 2034	CUSIP: 742718DB2 ISIN: US742718DB20	$396,537,000	$13,597,000	5
5.550% Notes due 2037	CUSIP: 742718DF3 ISIN: US742718DF34	$762,630,000	$46,485,000	6
5.500% Notes due 2034	CUSIP: 742718CB3 ISIN: US742718CB39	$301,008,000	$35,112,000	7
3.600% Notes due 2050	CUSIP: 742718 FK0 ISIN: US742718FK01	$1,250,000,000	$758,942,000	8
3.550% Notes due 2040	CUSIP: 742718 FJ3 ISIN: US742718FJ38	$1,000,000,000	$483,931,000	9
3.500% Notes due 2047	CUSIP: 742718 FB0 ISIN: US742718FB02	$600,000,000	$186,560,000	10

The amount of Securities that will be accepted for purchase will be subject to the Maximum Tender Amount. The amounts of each series of Securities that will be accepted for purchase will be determined in accordance with the Acceptance Priority Levels specified in the table above, with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level.

The prices to be paid for each series of Securities accepted for purchase will be determined on October 27, 2020, at 10:00 a.m., New York City time, and will be announced by a separate release on October 27, 2020.

The tender offer will expire at midnight, New York City time, at the end of November 9, 2020, unless extended or terminated. However, because the tender offer was fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following that time will not have any of their Securities accepted for purchase. Securities not accepted for purchase will be promptly returned or credited to the holder’s account.

P&G’s obligation to accept for payment and to pay for the Securities validly tendered in the tender offer is subject to the satisfaction or waiver of a financing condition and certain other general conditions described in the Offer to Purchase.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as the dealer managers for the tender offer. The information and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430–3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the tender offer should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc. at (212) 250-2955 (collect) or (866) 627-0391 (toll-free), or Goldman Sachs & Co. LLC at (212) 902-6351 (collect) or (800) 828-3182 (toll free).

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

Certain statements in this release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters, acts of war or terrorism, or disease outbreaks; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third-party relationships, such as our suppliers, contract manufacturers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information and operational technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s exit from the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, product and packaging composition, intellectual property, labor and employment, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited; and (17) the ability to successfully manage the demand, supply, and operational challenges associated with a disease outbreak, including epidemics, pandemics, or similar widespread public health concerns (including the novel coronavirus, COVID-19, outbreak). For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble

P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

P&G Media Contact:

Jennifer Corso, +1-513-983-2570

P&G Investor Relations Contact:

John Chevalier, +1-513-983-9974

Category: PG-IR

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